UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2005

BRUKER BIOSCIENCES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-30833	04-3110160
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40 Manning Road
Billerica, MA 01821
(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code: (978) 663-3660

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act

☐                                    Soliciting material pursuant to Rule 14a-12 of the Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 1.01.  Entry into a Material Definitive Agreement

On February 25, 2005, Bruker Daltonics Inc., a wholly-owned subsidiary of Bruker BioSciences Corporation (the “Company”), entered into an agreement (the “Amendment”) with Agilent Technologies, Inc. (“Agilent”) to amend the ITMS Collaboration Agreement by and between Hewlett-Packard Company, the Company and Bruker Daltonik GmbH (“Daltonik”), dated April 28, 1999 (the “ITMS Collaboration”), which was previously filed as Exhibit 10.7 to the Registrant’s registration statement on Form S-1 filed with the Securities and Exchange Commission (the “Commission”) on April 14, 2000.  Hewlett-Packard Company previously assigned to and Agilent assumed the rights and obligations of the ITMS Collaboration, various amendments and all purchase agreements attendant thereto.  The significant terms of the Amendment include the extension of the term and adjustments to the pricing provisions of the ITMS Collaboration Agreement.  The description of the Amendment set forth herein is qualified in its entirety by reference to the actual terms of the Amendment, which will be filed by the Registrant as an exhibit to the Registrant’s quarterly report on Form 10-Q for the three months ending March 31, 2005, with term and pricing provisions omitted and filed separately with the Commission pursuant to a request for confidential treatment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRUKER BIOSCIENCES CORPORATION
(Registrant)

Date: March 3, 2005	By:	/s/ Frank H. Laukien, Ph.D.
Frank H. Laukien, Ph.D. Chief Executive Officer and President